Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Expedite 2, Inc. , for the period ending September 30, 2008, I, John Bordynuik, Chief Executive Officer and Chief Financial Officer of Expedite 2, Inc.  hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-K for the period ending September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K for the period ended September 30, 2008, fairly represents in all material respects, the financial condition and results of operations of Expedite 2, Inc.

Date: October 20, 2008

/s/ John Bordynuik
John Bordynuik
Chief Executive Officer
Chief Financial Officer